Yelp Announces Fourth Quarter and Full Year 2013 Financial Results

Revenue Growth in the Fourth Quarter Accelerates to 72%

SAN FRANCISCO, Feb. 5, 2014 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the fourth quarter ended December 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20050511/SFW134LOGO)

  Net revenue was $70.7 million in the fourth quarter of 2013, reflecting 72% growth from the fourth quarter of 2012
  Cumulative reviews grew 47% year over year to approximately 53 million
  Average monthly unique visitors grew 39% year over year to approximately 120 million*
  Active local business accounts grew 69% year over year to approximately 67 thousand

Net loss in the fourth quarter of 2013 was $(2.1) million, or $(0.03) per share, compared to a net loss of $(5.3) million, or $(0.08) per share, in the fourth quarter of 2012. Adjusted EBITDA for the fourth quarter of 2013 was approximately $10.4 million, compared to $1.8 million for the fourth quarter of 2012.

Net revenue for the full year ended December 31, 2013 was $233.0 million, an increase of 69% compared to $137.6 million in 2012. Net loss for the full year ended December 31, 2013 was $(10.1) million, or $(0.15) per share, compared to a net loss of $(19.1) million, or $(0.35) per share, for 2012. Adjusted EBITDA for the full year 2013 was approximately $29.4 million compared to Adjusted EBITDA of $4.6 million for the prior year.

"2013 was an outstanding year for Yelp," said Jeremy Stoppelman, Yelp's chief executive officer. "We enhanced the mobile experience, brought on thousands of new local business customers and completed the integration of Qype, which accelerated our European expansion. Looking to 2014, we will continue our geographic expansion, add new products and programs for our community of writers and find even more ways to drive value to business owners. "

"We are very pleased with our performance in 2013," added Rob Krolik, Yelp's chief financial officer. "Full year revenue growth accelerated to 69% over 2012 while we demonstrated leverage in the model with more than a six-fold increase in adjusted EBITDA. In 2014, we will continue to invest in the business to capture the large local opportunity in front of us."

2013 Business Highlights

  Yelp mobile:  Yelp enhanced the mobile consumer experience by launching new features such as a revamped Nearby function and the ability to write and post reviews from mobile.  In the fourth quarter, Yelp had approximately 53 million mobile unique visitors (which includes both mobile web and mobile app users), and 30% of new reviews were contributed through mobile devices.
  Closing the loop with businesses:  Yelp launched a number of new products in 2013 to help close the loop with local businesses, including the Revenue Estimator, Call to Action, Customer Activity Feed and Yelp Platform.  Yelp Platform enables consumers to go from discovery to transaction directly on Yelp and is now generating over 10,000 food orders each week.  Yelp also acquired SeatMe, a web and iPad app-based reservation solution for the restaurant and nightlife categories, and integrated the reservation functionality into its mobile application and website in the fourth quarter.
  Geographic expansion:  In Q4, Yelp completed the integration of Qype, migrating 1.8 million reviews and 1.4 million photos to Yelp from Qype Germany.  Yelp expanded its European sales efforts and is now selling Yelp products in France, Spain and Germany.  With the launches of New Zealand, the Czech Republic, Brazil and Portugal in 2013, Yelp is now available in 24 countries on five continents.

Business Outlook

As of today, Yelp is providing its outlook for the first quarter of 2014 and full year 2014.

  For the first quarter of 2014, net revenue is expected to be in the range of $73.5 million to $74.5 million, representing growth of approximately 60% compared to the first quarter of 2013.  Adjusted EBITDA is expected to be in the range of $8 million to $9 million.  Stock-based compensation is expected to be in the range of $10 million to $11 million, and depreciation and amortization is expected to be approximately 5% of revenue.
  For the full year of 2014, net revenue is expected to be in the range of $353 million to $358 million, representing growth of approximately 53% compared to the full year of 2013.  Adjusted EBITDA is expected to be in the range of $54 million to $58 million.  Stock-based compensation is expected to be in the range of $43 million to $45 million, and depreciation and amortization is expected to be approximately 5% of revenue.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial 1 (800) 446-1671, or outside the U.S. 1 (847) 413-3362, with Passcode 36415214, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT February 5, 2014 and 11:59 p.m. PT February 18, 2014 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 36415214. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the U.S., Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore, Poland, Turkey, New Zealand, the Czech Republic, Brazil and Portugal. Yelp had a monthly average of approximately 120 million unique visitors in the fourth quarter 2013*. By the end of the same quarter, Yelpers had written approximately 53 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the first quarter and full year 2014 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the first quarter and full year 2014 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2014, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to expand geographically and build Yelp communities internationally and expand its markets and presence in existing markets, the Company's ability to capture the large local opportunity and its plans regarding product innovation around mobile and new features, geographic expansion, and closing the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype and SeatMe, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Annual Report on Form 10-K for the three months and year ended December 31, 2013 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
press@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 389,764	$ 95,124
Accounts receivable, net	21,318	11,738
Prepaid expenses and other current assets	5,752	4,912
Total current assets	416,834	111,774

Property, equipment and software, net	30,666	14,799
Goodwill	59,690	48,605
Intangibles, net	5,235	5,936
Restricted cash	3,247	6,400
Other assets	306	182
Total assets	$ 515,978	$ 187,696

Liabilities, and stockholders' equity
Current liabilities:
Accounts payable	$ 3,364	$ 2,284
Accrued liabilities	22,728	16,367
Deferred revenue	2,621	2,856
Total current liabilities	28,713	21,507
Long-term liabilities	782	527
Total liabilities	29,495	22,034

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	553,753	225,245
Accumulated other comprehensive income	3,188	805
Accumulated deficit	(70,458)	(60,388)
Total stockholders' equity	486,483	165,662
Total liabilities, and stockholders' equity	$ 515,978	$ 187,696

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net revenue	$ 70,651	$ 41,157	$ 232,988	$ 137,567

Cost and expenses
Cost of revenue (1)	4,926	3,003	16,561	9,928
Sales and marketing (1)	38,847	25,511	131,970	85,915
Product development (1)	11,802	6,244	38,243	20,473
General and administrative (1)	13,460	7,852	42,907	31,531
Depreciation and amortization	3,524	2,421	11,455	7,223
Restructuring and integration (1)	-	1,262	675	1,262

Total cost and expenses	72,559	46,293	241,811	156,332
Loss from operations	(1,908)	(5,136)	(8,823)	(18,765)
Other income (expense), net	(109)	(203)	(407)	(226)
Loss before provision for income taxes	(2,017)	(5,339)	(9,230)	(18,991)
Provision for income taxes	(52)	20	(838)	(122)
Net loss	(2,069)	(5,319)	(10,068)	(19,113)
Accretion of redeemable convertible preferred stock	-	-	-	(32)
Net loss attributable to common stockholders	$ (2,069)	$ (5,319)	$ (10,068)	$ (19,145)

Net loss per share attributable to common stockholders:
Basic	$ (0.03)	$ (0.08)	$ (0.15)	$ (0.35)
Diluted	$ (0.03)	$ (0.08)	$ (0.15)	$ (0.35)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	68,859	63,003	65,695	54,149
Diluted	68,859	63,003	65,695	54,149

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue	$ 140	$ 38	$ 421	$ 122
Sales and marketing	3,201	1,746	10,131	4,917
Product development	2,705	696	6,270	1,705
General and administrative	2,743	778	9,300	8,134
Restructuring and integration	-	-	555	-
Total stock-based compensation	$ 8,789	$ 3,258	$ 26,677	$ 14,878

Yelp Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net loss	$ (2,069)	$ (5,319)	$ (10,068)	$ (19,113)
Provision for income taxes	52	(20)	838	122
Other income (expense), net	109	203	407	226
Depreciation and amortization	3,524	2,421	11,455	7,223
Stock-based compensation*	8,789	3,258	26,122	14,878
Restructuring and integration	-	1,262	675	1,262
Adjusted EBITDA	$ 10,405	$ 1,805	$ 29,429	$ 4,598

* Stock-based compensation for the twelve months ended December 31, 2013 excludes approximately $0.6 million of stock-based compensation already included in restructuring and integration costs.